UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

Ameri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-2640	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Canal Pointe Boulevard, Suite 108, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 243-9250

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2016, Robert Rosenberg provided Ameri Holdings, Inc. (the “Company”) with notice of his resignation from the Board of Directors of the Company (the “Board”), effectively immediately.  On June 28, 2016, the Board appointed Mr. Rosenberg to the Company’s Advisory Board (the “Advisory Board”), which advises the Board and management on business opportunities and strategy of the Company.  In connection with Mr. Rosenberg’s appointment to the Advisory Board, the Board and the Compensation Committee determined to maintain the vesting and exercise terms of Mr. Rosenberg’s previously granted options to purchase common stock of the Company and restricted stock units for the receipt of common stock of the Company pursuant to the Company’s 2015 Equity Incentive Award Plan (the “Plan”) in recognition of Mr. Rosenberg’s continued service to the Company as a member of the Advisory Board

On June 28, 2016, the Board appointed Venkatraman Balakrishnan to fill the vacancy on the Board created by Mr. Rosenberg’s resignation and appointed Mr. Balakrishnan to the Audit and Nominations and Corporate Governance Committees of the Board, all appointments effective immediately.  Mr. Balakrishnan has extensive experience in corporate finance, international taxation, risk management, and mergers and acquisitions.  He was previously the Head of Marketing and Senior Vice President of hCentive, Inc. and served as a Whole-Time Director and Chief Financial Officer of Infosys Ltd.  He is currently the Chairman of MicroGraam and serves as an Independent Director of Tejas Networks Ltd, Mara Labs Inc (Locus) and Kaar Technologies India Private Limited. Mr. Balakrishnan serves on the boards of several start-up companies and is a member of Advisory Board of Avekshaa Technologies. He also is a member of the board of Singular Capital Investment and Infosys, and he previously served as Chairman of the Board at both Infosys BPO Limited and Infosys Lodestone.

Upon Mr. Balakrishnan’s appointment to the Board and the Audit and Nominations and Corporate Governance Committees, the Compensation Committee granted Mr. Balakrishnan an option to purchase 25,000 shares of common stock of the Company, with an exercise price of $6.51, and restricted stock units to receive 7,680 shares of common stock of the Company pursuant to the Plan in consideration of Mr. Balakrishnan’s service to the Board of Directors and the Audit and Nominations and Corporate Governance Committees.

Other than Mr. Balakrishnan’s grants of the option and restricted stock units described above, Mr. Balakrishnan has not engaged in a related party transaction with the Company during the last two fiscal years.  There are no family relationships between Mr. Balakrishnan and any of the Company’s executive officers or directors.

A copy of the press release announcing Mr. Balakrishnan’s appointment is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release, dated June 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameri Holdings, Inc.
(Registrant)

Date: June 28, 2016	By:	/s/ Giri Devanur
		Name:	Giri Devanur
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release, dated June 28, 2016.